Exhibit 4.19

Execution Version

WINDSTREAM SERVICES, LLC

(as Issuer)

WINDSTREAM ESCROW FINANCE CORP.

(as Co-Issuer)

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee and Notes Collateral Agent

FIRST SUPPLEMENTAL INDENTURE

Dated as of December 23, 2024

to the INDENTURE

Dated as of October 4, 2024

Providing for the Issuance of Additional 8.250% Senior First Lien Notes due 2031

FIRST SUPPLEMENTAL INDENTURE, (this “Supplemental Indenture”) dated as of December 23, 2024, by and among Windstream Services, LLC, a Delaware limited liability company, as Issuer, Windstream Escrow Finance Corp., a Delaware corporation, as Co-Issuer (and, together with the Issuer, the “Issuers”), the Guarantors party thereto and Wilmington Trust, National Association, a national banking association, as Trustee and Notes Collateral Agent under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, each of the Issuer, the Co-Issuer, the Trustee and the Notes Collateral Agent have heretofore executed and delivered an indenture dated as of October 4, 2024 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $800,000,000 of 8.250% Senior First Lien Notes due 2031 of the Issuers (the “2024 Initial Notes”);

WHEREAS, Section 2.1(a) of the Indenture provides that the Issuers may issue Additional Notes in compliance with Section 3.2 and Section 3.6 therein;

WHEREAS, the Issuers wish to issue an additional $1,400,000,000 aggregate principal amount of their 8.250% Senior First Lien Notes due 2031 as Additional Notes (the “2024 Additional Notes”), which shall be issued pursuant to this Supplemental Indenture;

WHEREAS, in connection with the issuance of the 2024 Additional Notes, the Issuers have duly authorized the execution and delivery of this Supplemental Indenture to provide for the issuance of the 2024 Additional Notes as hereinafter described; and

WHEREAS, pursuant to Section 9.1(7) of the Indenture, the Issuers, any Guarantor, the Trustee and the Notes Collateral Agent are authorized to execute and deliver a supplemental indenture without the consent of any Holder to make such provisions as necessary for the issuance of Additional Notes in accordance with the terms of the Indenture;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the Guarantors, the Trustee and the Notes Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

ARTICLE II

THE 2024 Additional Notes

Section 2.1. 2024 Additional Notes. As of the date hereof, the Company will issue the 2024 Additional Notes. The 2024 Additional Notes issued pursuant to this Supplemental Indenture will constitute Additional Notes and will be part of the existing series of Notes previously established pursuant to the Indenture. The 2024 Additional Notes shall have the same terms and conditions in all respects as the 2024 Initial Notes, except for the issue date (which shall be December 23, 2024) and the issue price, which shall be 103.750% (expressed as a percentage of the principal amount of the 2024 Additional Notes to be issued), plus accrued and unpaid interest from October 4, 2024 to the date hereof. Interest on the 2024 Additional Notes will accrue from October 4, 2024.

Section 2.2. Aggregate Principal Amount. The aggregate principal amount of the 2024 Additional Notes issued pursuant to this Supplemental Indenture shall be $1,400,000,000.

Section 2.3. Restricted Notes. The 2024 Additional Notes shall be Restricted Notes. The 2024 Additional Notes will be issued under the same CUSIP and ISIN numbers as the Initial Notes (except that any Additional Notes issued as Regulation S Notes shall be represented by CUSIP No. U9701P AB0 and ISIN No. USU9701PAB05 (the “Temporary Reg S Global Note”) until the expiration of the Restricted Period, at which point the Company will cause the beneficial interests in the 2024 Additional Notes, if any, issued in the form of the Temporary Reg S Global Note to be exchanged for beneficial interests in the form of a Regulation S Global Note bearing CUSIP No. U9701P AA2 and ISIN No. USU9701PAA22 (the “Permanent Reg S Global Note”) pursuant to the applicable procedures of DTC. In connection with such exchange, the Issuer will deliver to the Trustee an Officer’s Certificate, along with an order to decrease the principal amount of, and cancel, the Temporary Reg S Global Note and increase the principal amount of the Permanent Reg S Global Note in a like amount.

ARTICLE III

MISCELLANEOUS

Section 3.1. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

Section 3.2. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 3.3. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 3.4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 3.5. The Trustee and the Notes Collateral Agent. The Trustee and the Notes Collateral Agent make no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

Section 3.6. Counterparts. The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The words “execution,” signed,” “signature” and words of like import in this Supplemental Indenture or in any other certificate, agreement or document related to this Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the UCC; notwithstanding anything herein to the contrary, neither the Trustee nor the Notes Collateral Agent is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee or the Notes Collateral Agent pursuant to reasonable procedures approved by the Trustee or the Notes Collateral Agent, as applicable.

Section 3.7. Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

Section 3.8. Execution and Delivery. Each Guarantor party hereto agrees that its Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each 2024 Additional Note a notation of any such Guarantee.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

Windstream Services, LLC

By:	/s/ Drew Smith
Name: Drew Smith
Title: Chief Financial Officer and Treasurer

WINDSTREAM ESCROW FINANCE CORP.

By:	/s/ Drew Smith
Name: Drew Smith
Title: Chief Financial Officer and Treasurer

EACH OF THE GUARANTORS ON ANNEX I HERETO

By:	/s/ Drew Smith
Name: Drew Smith
Title: Chief Financial Officer and Treasurer

[Signature Page to First Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee and Notes Collateral Agent

By:	/s/ Latoya S. Elvin
Name: Latoya S. Elvin
Title: Vice President

[Signature Page to First Supplemental Indenture]

ANNEX I

1.	BOB, LLC
2.	Boston Retail Partners LLC
3.	Broadview Networks of Virginia, Inc.
4.	Buffalo Valley Management Services, Inc.
5.	Business Telecom of Virginia, Inc.
6.	Cavalier IP TV, LLC
7.	Cavalier Telephone, L.L.C.
8.	Choice One Communications of Connecticut Inc. (d/b/a One Communications)
9.	Choice One Communications of Maine Inc. (d/b/a One Communications)
10.	Choice One Communications of Massachusetts Inc. (d/b/a One Communications)
11.	Choice One Communications of Ohio Inc. (d/b/a One Communications)
12.	Choice One Communications of Rhode Island Inc. (d/b/a One Communications)
13.	Choice One Communications of Vermont Inc. (d/b/a One Communications)
14.	Choice One of New Hampshire Inc. (d/b/a One Communications)
15.	Cinergy Communications Company of Virginia, LLC (d/b/a One Communications) (f/k/a Cinergy Communications Company of Virginia, Inc.)
16.	Conestoga Enterprises, Inc.
17.	Conestoga Management Services, Inc.
18.	Connecticut Broadband, LLC (d/b/a One Communications)
19.	Conversent Communications of Connecticut, LLC
20.	Conversent Communications of Maine, LLC
21.	Conversent Communications of Massachusetts, Inc.
22.	Conversent Communications of New Hampshire, LLC
23.	Conversent Communications of Rhode Island, LLC
24.	CTC Communications of Virginia, Inc.
25.	D&E Communications, LLC
26.	D&E Management Services, Inc.
27.	Oklahoma Windstream, LLC
28.	PaeTec Communications of Virginia, LLC
29.	PAETEC iTel, L.L.C.
30.	PAETEC, LLC
31.	Talk America of Virginia, LLC
32.	Teleview, LLC
33.	Texas Windstream, LLC
34.	US LEC of Alabama LLC
35.	US LEC of Florida LLC
36.	US LEC of South Carolina LLC
37.	US LEC of Tennessee LLC
38.	US LEC of Virginia L.L.C.
39.	US Xchange Inc.
40.	US Xchange of Illinois, L.L.C.
41.	US Xchange of Michigan, L.L.C.
42.	US Xchange of Wisconsin, L.L.C.
43.	Valor Telecommunications of Texas, LLC
44.	Windstream Alabama, LLC
45.	Windstream Arkansas, LLC
46.	Windstream Cavalier, LLC
47.	Windstream Communications Kerrville, LLC
48.	Windstream Communications Telecom, LLC
49.	Windstream Eagle Services, LLC

50.	Windstream East Texas, LLC
51.	Windstream EN-TEL, LLC
52.	Windstream Enterprise Holdings, LLC (f/k/a PAETEC Holding, LLC)
53.	Windstream Intellectual Property Services, LLC
54.	Windstream Iowa Communications, LLC
55.	Windstream Iowa-Comm, LLC
56.	Windstream KDL-VA, LLC
57.	Windstream Kinetic Fiber, LLC
58.	Windstream Lakedale Link, LLC
59.	Windstream Lakedale, Inc.
60.	Windstream Leasing, LLC
61.	Windstream Lexcom Entertainment, LLC
62.	Windstream Long Distance, LLC
63.	Windstream Montezuma, LLC
64.	Windstream NorthStar, LLC
65.	Windstream NuVox Arkansas, LLC
66.	Windstream NuVox Illinois, LLC
67.	Windstream NuVox Indiana, LLC
68.	Windstream NuVox Kansas, LLC
69.	Windstream NuVox Oklahoma, LLC
70.	Windstream Oklahoma, LLC
71.	Windstream South Carolina, LLC
72.	Windstream Supply, LLC
73.	XETA Technologies, Inc.